UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 21, 2018

Date of Report

Q BioMed Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55535	46-4013793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ortoli Rosenstadt LLP	10022
(Address of principal executive offices)	(Zip Code)

(212) 588-0022

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 21, 2018, we entered into a securities purchase agreement with an accredited investor to place Convertible Debentures (the “Debentures”) with a maturity date of eighteen months after the issuance thereof in the aggregate principal amount of up to $4,000,000 (the “Transaction”), provided that in case of an event of default, the Debentures may become at the holder’s election immediately due and payable. The initial closing of the Transaction occurred on September 21, 2018 when we issued a Debenture for $2,000,000. The second closing is scheduled for within three days of the date on which we file a registration statement with the U.S. Securities and Exchange Commission for the resale of up to 2,000,000 shares of common stock into which the Debentures may be converted (the “Conversion Shares”). The Debentures bear interest at the rate of 5.5% per annum.  In addition, we must pay to the holder a fee equal to 2.5% of the amount of the Debentures to assist in their monitoring costs for the Debentures.

The Debenture may be converted at any time on or prior to maturity at the lower of $4.00 or 93% of the average of the four lowest daily VWAPs during the 10 consecutive trading days immediately preceding the conversion date, provided that as long as we are not in default under the Debenture, the conversion price may never be less than $2.00. We may not convert any portion of a Debenture if such conversion would result in the holder beneficially owning more than 4.99% of our then issued and common stock, provided that such limitation may be waived by the holder with 65 days’ notice.

Any time after the six-month anniversary of the issuance of a Debenture that the daily VWAP is less than $2.00 for a period of twenty consecutive trading days (the “Triggering Date”) and only for so long as such conditions exist after a Triggering Date as that term is defined in the Transaction documents, we shall make monthly payments beginning on the last calendar day of the month when the Triggering Date occurred. Each monthly payment shall be in an amount equal to the sum of (i) the principal amount outstanding as of the Triggering Date divided by the number of such monthly payments until maturity, (ii) a redemption premium of 20% in respect of such principal amount and (iii) accrued and unpaid interest hereunder as of each payment date. We may, no more than twice, obtain a thirty-day deferral of a monthly payment due as a result of a Triggering Date through the payment of a deferral fee in the amount equal to 10% of the total amount of such monthly payment. Each deferral payment may be paid by the issuance of such number of shares as is equal to the applicable deferral payment divided by a price per share equal to 93% of the average of the four lowest daily VWAPs during the 10 consecutive Trading Days immediately preceding the due date in respect of such monthly payment being deferred, provided that such shares issued will be immediately freely tradable shares in the hands of the holder.

We also executed a Registration Rights Agreement requiring us to file a registration statement on Form S-1 within 45 days of the initial closing (the “Registration Statement”). The Registration Statement shall register the shares of common stock into which the Debentures may be converted for resale. We are required to use our best efforts to cause the Registration Statement to be declared effective within 90 days of the initial closing.

Item 3.02	Unregistered Sale of Equity Securities

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02.  The Debentures were issued in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated under the Act.  This transaction qualified for exemption from registration because among other things, the transaction did not involve a public offering, the investor was an accredited investor and/or qualified institutional buyer, the investor had access to information about our company and its investment, the investor took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 7.01	Regulation FD Disclosure.

On September 24, 2018, we issued a press release entitled “Q BioMed Inc. Announces Entry Into Definitive Funding Agreement for $4,000,000”. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

10.1	Securities Purchase Agreement, dated September 21, 2018
10.2	Registration Rights Agreement, dated September 21, 2018
10.3	Form of Debenture
99.1	Press Release entitled “Q BioMed Inc. Announces Entry Into Definitive Funding Agreement for up to $4,000,000”, dated September 24, 2018”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q BioMed Inc.

Date: September 24, 2018	By:	/s/ Denis Corin
	Name:	Denis Corin
	Title:	President